NORTEL NETWORKS LIMITED
as Issuer,
NORTEL NETWORKS CORPORATION
AND
NORTEL NETWORKS INC.
as Guarantors,
AND
THE BANK OF NEW YORK
as Trustee

THIRD SUPPLEMENTAL INDENTURE
Dated as of May 28, 2008
to
Indenture Dated as of July 5, 2006

THIRD SUPPLEMENTAL INDENTURE dated as of May 28, 2008 (this “Third Supplemental Indenture”) to the Indenture dated as of July 5, 2006 among Nortel Networks Limited (together with any successors, “NNL” or the “Issuer”), a Canadian corporation having its principal place of business at 195 The West Mall, Toronto, Ontario, Canada M9C 5K1, Nortel Networks Corporation (together with any successors, “NNC”), a Canadian corporation having its principal place of business at 195 The West Mall, Toronto, Ontario, Canada M9C 5K1, and Nortel Networks Inc. (together with any successors, “NNI” and, together with NNC, the “Guarantors”), a Delaware corporation having its principal place of business at 2221 Lakeside Boulevard, Richardson, Texas, U.S.A. 75082, and The Bank of New York (the “Trustee”), a New York corporation authorized to conduct a banking business, having its Corporate Trust Office at 101 Barclay Street 4 East, New York, New York, U.S.A. 10286 (the “Original Indenture,” and, as supplemented by the First Supplemental Indenture dated as of July 5, 2006 (the “First Supplemental Indenture”), among the parties hereto, the Second Supplemental Indenture dated as of May 1, 2007 (the “Second Supplemental Indenture”) among the parties hereto and this Third Supplemental Indenture, the “Indenture”).
     WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture;
     WHEREAS, the Issuer, pursuant to the Original Indenture and the First Supplemental Indenture, issued, and the Guarantors guaranteed, its 10.750% Senior Notes due 2016 (the “2016 Fixed Rate Notes”);
     WHEREAS, Section 310 of the Original Indenture provides that from time to time the Issuer may create and issue Additional Debt Securities, carrying the Guarantees executed by the Guarantors, on terms and conditions substantially similar to those of the 2016 Fixed Rate Notes, which Additional Debt Securities shall increase the aggregate principal amount of the 2016 Fixed Rate Notes and shall have the right to vote together with Holders of the 2016 Fixed Rate Notes as one class;
     WHEREAS, Article Nine of the Original Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee may enter into indentures supplemental to the Original Indenture to, among other things, provide for the form or terms of Additional Debt Securities;
     WHEREAS, the Issuer has duly authorized the creation of an additional issue of the Original 2016 Fixed Rate Notes under the Original Indenture (the “Additional Original 2016 Fixed Rate Notes”), and an issue of securities evidencing the same continuing indebtedness and with substantially identical terms (except that such securities shall be registered under the Securities Act and shall not have a provision for additional interest pursuant to the 2008 Registration Rights Agreement) in exchange for such Debt Securities (the “Additional 2016 Fixed Rate Exchange Notes,” and together with the Additional Original 2016 Fixed Rate Notes, the “Additional 2016 Fixed Rate Notes”), to be consolidated and form a single series with the 2016 Fixed Rate Notes, and the terms and provisions of which are to be as specified in this Third Supplemental Indenture;

     WHEREAS, each Guarantor has duly authorized its guarantee of the Additional 2016 Fixed Rate Notes and to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Third Supplemental Indenture and its Guarantee under the terms set forth herein; and
     WHEREAS, all acts and things necessary to make the Additional 2016 Fixed Rate Notes, when executed by the Issuer, endorsed by the Guarantors and authenticated and delivered by the Trustee as provided in the Original Indenture, the valid and binding obligations of the Issuer and the Guarantors and to constitute a valid and binding supplemental indenture according to its terms binding on the Issuer and the Guarantors have been done and performed;
     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:
SECTION 1. Issuance of Additional 2016 Fixed Rate Notes.
     (a) Pursuant to Section 310 of the Original Indenture, there is hereby authorized Additional Debt Securities of the Debt Securities designated in the First Supplemental Indenture as the “10.750% Senior Notes due 2016” issuable by NNL and guaranteed by NNC and NNI. The Additional 2016 Fixed Rate Notes will be consolidated to form a single series with, and be fully fungible with, the 2016 Fixed Rate Notes, except that the Additional 2016 Fixed Rate Notes will initially not be fungible for trading purposes with, and will initially bear different CUSIP and ISIN numbers than, the 2016 Fixed Rate Notes.
     (b) The Additional 2016 Fixed Rate Notes shall be initially issued as one or more Global Securities in the form specified in Exhibit A to this Third Supplemental Indenture, shall have the terms set forth therein and shall be entitled to the benefits of the other provisions of the Original Indenture as modified by the First Supplemental Indenture (to the extent applicable to the 2016 Fixed Rate Notes), the Second Supplemental Indenture and this Third Supplemental Indenture and specified herein. The Depository Trust Company (“DTC”) and its nominees and any successor corporation of DTC and such successor’s nominees are hereby designated as the Depositary for the Global Securities representing the Additional 2016 Fixed Rate Notes.
SECTION 2. Definitions.
     (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Original Indenture and the First Supplemental Indenture, as applicable. Except insofar as herein otherwise expressly provided, all the definitions, terms and conditions of the Original Indenture, the First Supplemental Indenture (to the extent applicable to the 2016 Fixed Rate Notes) and the Second Supplemental Indenture shall remain in full force and effect. The Original Indenture, the First Supplemental Indenture (to the extent applicable to the 2016 Fixed Rate Notes) and the Second Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes related to the Additional 2016 Fixed Rate Notes.
     (b) Solely for purposes of this Third Supplemental Indenture and the Additional 2016 Fixed Rate Notes and except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the indicated meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):
     “2008 Registration Rights Agreement” means the registration rights agreement dated as of the date of this Third Supplemental Indenture among the Issuer, the Guarantors and the Initial Purchasers.
     “Clearstream Luxembourg” means Clearstream Banking, S.A., or the successor to its securities clearance and settlement operations.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor in such capacity.
     “Global Security Legend” means the legend set forth in Section 5(a)(i) below.
     “Initial Purchasers” means [ ].
     “Regulation S Global Security” means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as applicable.
     “Regulation S Permanent Global Security” means a permanent Regulation S Global Security, bearing the Global Security Legend and issued in a principal amount equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period or such lesser portion thereof as to which the certificate required pursuant to Section 4(b) of this Third Supplemental Indenture shall have been received.
     “Regulation S Temporary Global Security” means a temporary Regulation S Global Security bearing the Global Security Legend, the Restricted Debt Securities Legend and the Regulation S Temporary Global Security Legend and issued in a principal amount equal to the outstanding principal amount of the Additional 2016 Fixed Rate Notes initially sold pursuant to Regulation S.
     “Regulation S Temporary Global Security Legend” means the legend set forth in Section 5(c) below.
     “Resale Restriction Termination Date” means, for any Restricted Debt Security (or beneficial interest therein) the date on which the Issuer instructs the Trustee in writing to remove the Restricted Debt Securities Legend from the Restricted Debt Securities in accordance with the procedures described in this Third Supplemental Indenture (which instruction is expected to be given on or about the one-year anniversary of the issuance of such Restricted Debt Security).
SECTION 3. Original Indenture
     (a) Section 301(i) of the Original Indenture shall, for purposes of the Additional 2016 Fixed Rate Notes only, be replaced with the following:

“(i) Debt Securities originally offered and sold outside the United States in reliance on Regulation S will be issued in the form of one or more Regulation S Temporary Global Securities, each of which shall be exchangeable for a Regulation S Permanent Global Security, as provided in the applicable supplemental indenture.”
     (b) Section 306(c)(ii) of the Original Indenture shall, for purposes of the Additional 2016 Fixed Rate Notes only, be replaced with the following:
“(ii) the Issuer executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Security shall be so exchangeable; provided that beneficial interests in a Regulation S Temporary Global Security may not be exchanged for Certificated Securities prior to the later of (1) the expiration of the applicable Restricted Period and (2) the receipt of the certificates required by Section 4(b)(i)(A) of the Third Supplemental Indenture dated as of May 28, 2008 (the “Third Supplemental Indenture”) among the Issuer, the Guarantors and the Trustee.”
     (c) Section 308(c)(iv) of the Original Indenture shall, for purposes of the Additional 2016 Fixed Rate Notes only, be replaced with the following:
“(iv) such Certificated Securities (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor and, in the case of any such Restricted Debt Security, the Issuer has complied with the applicable procedures for delegending in accordance with Section 6 of the Third Supplemental Indenture; or”
     (d) Exhibit B to the Original Indenture shall, for purposes of the Additional 2016 Fixed Rate Notes only, be replaced with Exhibit B attached hereto.
     (e) The following provision shall be inserted at the end of Section 308 of the Original Indenture, for purposes of the Additional 2016 Fixed Rate Notes only:
“(f) The following provisions contained in this subsection (f) shall apply with respect to any proposed transfer of an interest in a Regulation S Temporary Global Security, during the applicable Restricted Period: If (1) the owner of a beneficial interest in such Regulation S Temporary Global Security wishes to transfer such interest (or portion thereof) to a QIB pursuant to Rule 144A and (2) such QIB wishes to hold its interest in the Debt Securities through a beneficial interest in a Rule 144A Global Security, then (x) upon receipt by the Security Custodian and Security Registrar of:
(i)	instructions from the DTC participant holding such interest in the Regulation S Temporary Global Security directing the Security Custodian and Security Registrar to credit or cause to be credited a beneficial interest in a Rule 144A Global Security equal to the principal amount of the interest in such Regulation S Temporary Global Security to be transferred, and

(ii)	a certificate in the form of Exhibit C from the transferor,

and (y) in compliance with the requirements of Section 308(b)(i), if applicable, and (z) subject to the rules and procedures of the Depositary, the Security Custodian and Security Registrar shall increase the Rule 144A Global Security and decrease the Regulation S Temporary Global Security by such amount in accordance with the foregoing.
For the avoidance of doubt, transfers made in accordance with this Section 308(f) shall be considered in compliance with, and as contemplated by, Section 308(b)(i).
(g) No interest in a Regulation S Temporary Global Security will be transferred to a holder of an interest in the Regulation S Permanent Global Security except pursuant to and in compliance with Section 4 of the Third Supplemental Indenture.”
SECTION 4. Temporary Regulation S Global Securities.
     (a) Additional 2016 Fixed Rate Notes that are Regulation S Debt Securities shall be issued initially in the form of one or more Regulation S Temporary Global Securities, which shall be delivered to the Security Custodian and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Original Indenture.
     (b) Following (i) the termination of the Restricted Period and (ii) the receipt by the Trustee of (A) a certification in the form of Exhibit D-1 hereto to the effect that Euroclear or Clearstream Luxembourg, as applicable (or, alternatively, by each DTC participant thereof), has received a certificate in the form of Exhibit D-2 of non-United States beneficial ownership of 100% of the aggregate principal amount of each Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial interest in a Rule 144A Global Security bearing the Restricted Debt Securities Legend, all as contemplated by Section 308 of the Original Indenture) and (B) an Officers’ Certificate in the form of Exhibit E hereto from the Issuer, the Trustee shall remove the Regulation S Temporary Global Security Legend from the Regulation S Temporary Global Security, following which beneficial interests in the Regulation S Temporary Global Security shall automatically be deemed exchanged for beneficial interests in the Regulation S Permanent Global Security.
     (c) The aggregate principal amount of a Regulation S Temporary Global Security and a Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as provided in the Original Indenture.
     (d) For the avoidance of doubt, the Regulation S Temporary Global Security Legend shall not be removed if less than 100% of the aggregate principal amount of each Regulation S Temporary Global Security is certified, pursuant to clause (b) above, as being beneficially owned by non-United States persons or United States persons who purchased such Regulation S Temporary Global Securities in transactions which did not require registration under the Securities Act.
SECTION 5. Legends.

     (a) Global Security Legends. (i) Each Global Security representing Additional 2016 Fixed Notes shall bear the legend set forth in Section 307(a)(i) of the Original Indenture.
          (ii) For so long as DTC is the Depositary for a Global Security representing Additional 2016 Fixed Notes, such Global Security shall bear the legend set forth in Section 307(a)(ii) of the Original Indenture.
     (b) Securities Act Legends. Additional 2016 Fixed Rate Notes that are Restricted Debt Securities or their Successor Debt Securities shall, in lieu of the legend set forth in Section 307(b) of the Original Indenture, bear a Restricted Debt Securities Legend substantially in the form set forth below:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY), ONLY (A) TO THE ISSUER OR A GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

SUBJECT TO THE ISSUER’S AND ANY GUARANTOR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE DEEMED REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE THIRD SUPPLEMENTAL INDENTURE.”
     (c) Regulation S Temporary Global Security Legend. Any Regulation S Temporary Global Security representing Additional 2016 Fixed Rate Notes shall bear the Regulation S Temporary Global Security Legend substantially in the form set forth below:
“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”
     (d) Canadian Securities Legend. Each Global Security representing Additional 2016 Fixed Rate Notes shall bear a legend in substantially the form set forth in Section 307(c) of the Original Indenture unless the Security Registrar receives an Officers’ Certificate confirming that such legend is not required.
SECTION 6. Applicable Procedures for Delegending.
     (a) Promptly after one year has elapsed following (i) the date of original issuance of Additional 2016 Fixed Rate Notes or (ii) if the Issuer has issued any Additional Debt Securities with the same terms and the same CUSIP number as the Additional 2016 Fixed Rate Notes under Section 310 of the Original Indenture within one year following the last date of original issuance of Additional 2016 Fixed Rate Notes, the last date of original issuance of such Additional Debt Securities, if the Additional 2016 Fixed Rate Notes (including any Additional Debt Securities with the same terms and the same CUSIP number as the Additional 2016 Fixed Rate Notes) are freely tradable pursuant to Rule 144 under the Securities Act (or otherwise) without volume restrictions by Holders who are not Affiliates of the Issuer, the Issuer shall:
1.	instruct the Trustee in writing to remove the Restricted Debt Securities Legend described in Section 5 above from the Additional 2016 Fixed Rate Notes by delivering to the Trustee a certificate in the form of Exhibit F, and upon such instruction the Restricted Debt Securities Legend shall be deemed removed from any Global Securities representing such Additional 2016 Fixed Rate Notes without further action on the part of Holders;

2.	notify Holders of the Additional 2016 Fixed Rate Notes that the Restricted Debt Securities Legend has been removed or deemed removed; and

3.	notify the Trustee by delivering to the Trustee a certificate in the form of Exhibit F attached hereto and instruct DTC to change the CUSIP number for the Additional 2016 Fixed Rate Notes to the unrestricted CUSIP number.
In no event will the failure of the Issuer to provide any notice set forth in this paragraph or of the Trustee to remove the Restricted Debt Securities Legend constitute a failure by the Issuer to comply with any of its covenants or agreements set forth in the Indenture for purposes of Section 501 of the Original Indenture or otherwise. Any Restricted Debt Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Debt Security for exchange to the Security Registrar in accordance with the provisions of Article Three of the Original Indenture, be exchanged for a new Debt Security or Debt Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Debt Securities Legend required by Article Three of the Original Indenture and this Section 6. The Issuer shall notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a Registration Statement with respect to the Debt Securities, if any, has been declared effective under the Securities Act.
     (b) Notwithstanding any provision of Sections 5 or 6 herein or Section 308 of the Original Indenture to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), from and after receipt by the Trustee of the Officers’ Certificate and Opinion of Counsel provided for in Section 308(c)(iii) of the Original Indenture, (i) each reference in this Section 6 to “one year” and in the Restricted Debt Securities Legend set forth in Section 5(c) to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (ii) all corresponding references in the Debt Securities (including the definition of Resale Restriction Termination Date) and the Restricted Debt Securities Legends thereon shall be deemed for all purposes hereof to be references to such changed period, provided that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws. The provisions of this Section 6(b) will not be effective until such time as the Opinion of Counsel and Officers’ Certificate have been received by the Trustee hereunder. This Section 6 shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder.
SECTION 7. Amendments
     (a) The preamble of the Original Indenture is hereby amended by replacing each reference to “101 Barclay Street 21W” with “101 Barclay Street 4 East.”
     (b) The preamble of the Original Indenture is hereby amended by replacing each reference to “4008 Chapel Hill — Nelson Highway, Research Triangle Park, North Carolina, U.S.A. 27709” with “2221 Lakeside Boulevard, Richardson, Texas, U.S.A. 75082.”

     (c) Clause (i) of the definition of Permitted Funded Debt set forth in the Original Indenture is hereby amended and restated in its entirety to read as follows: “(i) additional Funded Debt of NNC, the Issuer and/or any Subsidiary of NNC in an aggregate outstanding principal amount not to exceed, after giving effect to the relevant transaction, $250,000,000;”.
SECTION 8. Governing Law.
     This Third Supplemental Indenture and each of the Additional 2016 Fixed Rate Notes shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
SECTION 9. No Recourse Against Others.
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Additional 2016 Fixed Rate Notes, or payment under any of the Guarantees, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor contained in this Third Supplemental Indenture, or in any of the Additional 2016 Fixed Rate Notes or Guarantees, or because of the creation of any indebtedness represented thereby shall be had against any incorporator or against any past, present or future partner, shareholder, other equityholder, officer, director, employee or controlling person, as such, of the Issuer, any Guarantor or of any successor Person thereof, either directly or through the Issuer, any Guarantor or any successor Person thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as condition of, and as a consideration for, the execution of this Third Supplemental Indenture and the issuance of the Additional 2016 Fixed Rate Notes and the Guarantees.
SECTION 10. Counterparts.
     This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day, month and year first above written.

NORTEL NETWORKS LIMITED, as Issuer
By:	/s/ Michael W. McCorkle
	Name:	Michael W. McCorkle
	Title:	Treasurer

By:	/s/ Gordon A. Davies
	Name:	Gordon A. Davies
	Title:	Deputy General Counsel and Corporate Secretary

NORTEL NETWORKS CORPORATION, as Guarantor
By:	/s/ Michael W. McCorkle
	Name:	Michael W. McCorkle
	Title:	Treasurer

By:	/s/ Gordon A. Davies
	Name:	Gordon A. Davies
	Title:	Deputy General Counsel and Corporate Secretary

NORTEL NETWORKS INC., as Guarantor
By:	/s/ Lynn C. Egan
	Name:	Lynn C. Egan
	Title:	Assistant Secretary

THE BANK OF NEW YORK, as Trustee
By:	/s/ Vanessa Mack
	Name:	Vannessa Mack
	Title:	Vice President

EXHIBIT A
10.750% Senior Notes due 2016
[Insert the Global Security Legend, if applicable, pursuant to Section 5 of the Third Supplemental Indenture —
THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[If a Restricted Debt Security or its Successor Debt Securities, then insert the following legend (the “Restricted Debt Security Legend”) pursuant to Section 5 of the Third Supplemental Indenture —
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) ON WHICH THE ISSUER INSTRUCTS THE

TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS SECURITY), ONLY (A) TO THE ISSUER OR A GUARANTOR, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND ANY GUARANTOR’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE DEEMED REMOVED WITHOUT FURTHER ACTION OF THE ISSUER, THE TRUSTEE OR ANY HOLDER AT SUCH TIME AS THE ISSUER INSTRUCTS THE TRUSTEE IN WRITING TO REMOVE SUCH LEGEND IN ACCORDANCE WITH THE THIRD SUPPLEMENTAL INDENTURE.]
[If this Security is a Regulation S Temporary Global Security issued during the Restricted Period therefor, then insert the following legend (the “Regulation S Temporary Global Security Legend”) pursuant to Section 5 of the Third Supplemental Indenture —
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

[Insert the Canadian Securities Legend, if applicable, pursuant to Section 5 of the Third Supplemental Indenture —
UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE [INSERT DATE THAT IS FOUR MONTHS PLUS ONE DAY AFTER THE ISSUE DATE].]

CUSIP/CINS                     †

No.	$
NORTEL NETWORKS LIMITED (together with any successors, the “Issuer”), a Canadian corporation, promises to pay to CEDE & CO. or registered assigns, the principal sum of                                               DOLLARS on July 15, 2016 (which principal sum may from time to time be reduced or increased as appropriate to reflect exchanges, redemptions, repurchases and transfers of interest, but which, when taken together with the aggregate principal sum of all other Additional 2016 Fixed Rate Notes (as defined in the Third Supplemental Indenture referred to below), shall not exceed $675,000,000 at any time, subject to increase as provided in Section 5 on the reverse of this Note).
Interest Payment Dates: January 15 and July 15.
Regular Record Dates: January 1 and July 1.

†	At such time as the Company notifies the Trustee to remove the legend set forth in the fourth paragraph hereof pursuant to Section 6 of the Third Supplemental Indenture, the CUSIP number for this Security shall be deemed to be CUSIP No. .

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date below.
Dated:                               , 2008

NORTEL NETWORKS LIMITED
By:
	Name:	Michael W. McCorkle
	Title:	Treasurer

By:
	Name:	Gordon A. Davies
	Title:	Deputy General Counsel and Corporate Secretary

GUARANTEE
OF
NORTEL NETWORKS CORPORATION
AND
NORTEL NETWORKS INC.
For value received, each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally to the Holder of this Note upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, interest and Additional Amounts, if any, on this Note, when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the indenture dated as of July 5, 2006 among Nortel Networks Limited, as issuer, Nortel Networks Corporation and Nortel Networks Inc., as guarantors, and The Bank of New York, as trustee (the “Original Indenture” and, as supplemented by the First Supplemental Indenture dated as of July 5, 2006, the Second Supplemental Indenture dated as of May 1, 2007 and the Third Supplemental Indenture dated as of May 28, 2008 (the “Third Supplemental Indenture”), in each case, among Nortel Networks Limited, as issuer, Nortel Networks Corporation and Nortel Networks Inc., as guarantors, and The Bank of New York, as trustee, the “Indenture”). In case of the failure of Nortel Networks Limited, a corporation organized under the laws of Canada (herein called the “Issuer,” which term includes any successor Person under the Indenture), punctually to make any such payment of principal, premium, if any, or interest, and Additional Amounts, if any, each Guarantor, for so long as this Guarantee shall be in effect, hereby agrees to cause any such payment to be made to or to the order of the Trustee punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.
Each Guarantor hereby agrees that its obligations hereunder shall be as if it were the principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of this Note or the Indenture, any failure to enforce the provisions of this Note or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto, by the Holder of this Note or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to this Note or the indebtedness evidenced and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on this Note or as otherwise described in Section 203 of the Original Indenture.
The Guarantee of each Guarantor hereunder shall be automatically and unconditionally released on the terms set forth in Section 203(b) of the Original Indenture.

Each Guarantor shall be subrogated to all rights of the Holder of this Note and the Trustee against the Issuer in respect of any amounts paid to such Holder by such Guarantor pursuant to the provisions of this Guarantee; provided that no such Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Notes of the same series issued under the Indenture shall have been paid in full.
Each Guarantor hereby agrees that its obligations hereunder shall be direct, unconditioned and unsubordinated and will rank equally and ratably without preference and at least equally with other senior unsecured obligations of such Guarantor, except to the extent prescribed by law. The Holder of a guaranteed Note will be entitled to payment under this Guarantee without taking any action whatsoever against the Issuer.
No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantees of the Guarantors, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, the Note upon which this Guarantee is endorsed.
This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of this Note shall have been manually executed by or on behalf of the Trustee under the Indenture.
All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Executed and dated the date on the face hereof.

NORTEL NETWORKS CORPORATION
By:
	Name:	Michael W. McCorkle
	Title:	Treasurer

By:
	Name:	Gordon A. Davies
	Title:	Deputy General Counsel and Corporate Secretary

Executed and dated the date on the face hereof.

NORTEL NETWORKS INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the Additional 2016 Fixed Rate Notes issued under the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:
Authorized Signatory

Back of Note
10.750% Senior Notes due 2016
     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.	Interest. Nortel Networks Limited, a Canadian corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuer will pay interest semiannually on January 15 and July 15 of each year commencing on July 15, 2008 (or, if any such day is not a Business Day, the next succeeding Business Day) (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from May 28, 2008. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

[If Original Note, then insert—The Issuer agrees to pay Additional Interest, if any, on the principal amount of this Note as and to the extent set forth in the 2008 Registration Rights Agreement.]

Solely for purposes of disclosure pursuant to the Interest Act (Canada) and without affecting the calculation of interest on the Notes, the yearly rate of interest for any portion of an interest period of less than a full calendar year is the percent rate per annum noted on the Notes multiplied by the actual number of days in the calendar year in which interest is paid divided by the number of days in such portion of the interest period.

2.	Guarantees. This Note is entitled to the benefits of the certain senior, unsecured Guarantees of the Guarantors. Reference is hereby made to Article II of the Original Indenture and to the Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders. The Guarantee of each Guarantor hereunder shall be automatically and unconditionally released on the terms set forth in Section 203(b) of the Original Indenture.

3.	Method of Payment. By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Issuer shall irrevocably deposit with the Trustee or the Paying Agent (as defined below) money sufficient to pay such principal and/or interest. The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each January 15 and July 15 to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date even if Notes are canceled or repurchased after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in

Dollars of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer will make all payments in respect of a Note (including principal and interest) in Dollars at the office of the Trustee. At the Issuer’s option, however, the Issuer may make such payments by mailing a check to the registered address of each Holder thereof as such address shall appear on the Security Register or, with respect to Notes represented by a Global Note, by wire transfer of immediately available funds to the accounts specified by the Depositary or its nominee. If a payment date is a date other than a Business Day, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
4.	Paying Agent and Security Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as paying agent (in such capacity, the “Paying Agent”) and registrar (in such capacity, the “Security Registrar”). The Issuer may change any Paying Agent or the Security Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

5.	Indenture. The Issuer issued the Notes under an Indenture dated as of July 5, 2006 (the “Original Indenture”) among Nortel Networks Limited, as Issuer, Nortel Networks Corporation and Nortel Networks Inc., as Guarantors, and the Trustee as supplemented by the First Supplemental Indenture dated as of July 5, 2006 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of May 1, 2007 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture dated as of May 28, 2008 (the “Third Supplemental Indenture”), in each case, among Nortel Networks Limited, as Issuer, Nortel Networks Corporation and Nortel Networks Inc., as Guarantors, and The Bank of New York, as Trustee. The Original Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture is referred to herein as the “Indenture.” The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Issuer. The Notes represented hereby are Additional 2016 Fixed Rate Notes (as defined in the Third Supplemental Indenture), which shall constitute part of a single series with the 2016 Fixed Rate Notes issued under the First Supplemental Indenture. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuer may issue Additional Debt Securities. All Notes of a series, including any Exchange Debt Securities or Additional Debt Securities, will be treated as a single class of securities under the Indenture.

6.	Optional Redemption. (a) At any time prior to July 15, 2011, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount plus the 2016 Applicable Premium as of, and accrued and unpaid interest, if any, to, the

Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).
(b)	At any time on or after July 15, 2011, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Redemption
Price
2011	105.375%
2012	103.583%
2013	101.792%
2014 and each year thereafter	100.000%
(c)	A notice of redemption complying with Section 1104(a) of the Original Indenture shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its address set forth in the Securities Register. Notes in denominations greater than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds finally collected in satisfaction of the applicable Redemption Price.

(d)	Any redemption pursuant to this Section 6 shall be in accordance with the procedures of Article Eleven of the Original Indenture.
7.	Optional Redemption with Qualified Equity Proceeds. (a) At any time, or from time to time, on or prior to July 15, 2009, the Issuer may, at its option, use Qualified Equity Proceeds to redeem up to 35% of the original aggregate principal amount of the Notes plus any Additional Debt Securities, in whole at any time or in part from time to time, at a Redemption Price equal to 110.750% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable Redemption Date; provided that the Issuer makes such redemption not more than 90 days after the receipt by the Issuer of such Qualified Equity Proceeds.
(b)	A notice of redemption complying with Section 1104(a) of the Original Indenture shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its address as set forth in the Securities Register. Notes in denominations greater than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest shall cease to accrue on Notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price.
8.	Redemption for Changes in Applicable Withholding Taxes. The Notes of each series are also subject to redemption in whole, but not in part, at the Issuer’s option at any time in cash, on not less than 30 nor more than 60 days’ notice to the Holders, at a price equal to 100% of the aggregate principal amount, together with accrued and unpaid interest to the date fixed for redemption and all Additional Amounts then due or becoming due on the Redemption Date, in the event the Issuer or a Guarantor is, has become or would become obligated to pay, on the next date on which any amount would be payable, by the Issuer or the Guarantor, as the case may be, with respect to the Notes of such series, any Additional Amount as a result of an actual or proposed change or amendment in the laws (including any regulations promulgated thereunder) or treaties of any jurisdiction (including Canada or any province or territory thereof) or any change in or new or different position regarding the application, interpretation or administration of such laws, treaties or regulations (including a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective on or after the Issue Date and provided that the Issuer delivers to the Trustee an Opinion of Counsel attesting to such change or amendment. For greater certainty, the provisions of this Section 8 shall only apply to any series of Notes in the case of a Guarantor if the Guarantee of such Guarantor has been called and such Guarantor is required under its Guarantee to make payments of principal, interest or premium, if any, in respect of such series of Notes.

9.	No Mandatory Redemption. The Issuer shall not be required to make mandatory redemption payments with respect to the Notes.

10.	Offer to Repurchase. (a) If a Change of Control occurs, the Issuer shall make a Change of Control Offer to each Holder to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price, in cash, equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, up to but excluding the date of purchase (the “Change of Control Payment”). Within 30 days following the date upon which the Change of Control occurs, the Issuer must send, or cause the Trustee to send, by first-class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date (the “Change of Control Payment Date”), which must be no earlier than 30 days nor later than 60 days after the date such notice is mailed, other than as may be required to comply with any applicable laws. Each Holder who accepts the Change of Control Offer will be required to deliver the form entitled “Option of Holder to Elect Purchase” on the reverse of this Note completed and specifying the portion (in integral multiples of $1,000) of such Holder’s Notes that it agrees to sell to the Issuer pursuant to the Change of Control Offer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
11.	Denominations, Transfer, Exchange. The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

12.	Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

13.	Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes and any existing default or non-compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including any Additional Debt Securities), voting as a single class. Without the consent of any Holder of Notes, the Indenture or the Notes may be amended or supplemented to the extent permitted under Section 901 of the Original Indenture.

14.	Defaults and Remedies. (a) This Note shall be subject to the following Events of Default: (i) the failure to pay the principal of the Notes when such principal becomes due and payable, whether at Maturity, upon redemption or otherwise; (ii) the failure to pay interest on the Notes when the same becomes due and payable and the Default continues for a continuous period of 30 days; (iii) a Default by NNC, the Issuer, or during any period in which NNI is a Guarantor, NNI, in the performance or observance of any of their respective covenants, agreements or other obligations set forth in the Original Indenture for a continuous period of 90 days after the Issuer or such Guarantor receives written notice specifying the Default (and demanding that such Default be remedied) from the Holders of at least 25% of the outstanding principal amount of the Notes (including any Additional Debt Securities); (iv) a decree, judgment or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer or any Guarantor a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Issuer or any Guarantor under any bankruptcy, insolvency or other similar applicable law and such decree, judgment or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or such Guarantor, as the case may be, of a substantial part of its property, or for the winding up or liquidation of its affairs, shall have remained in force for a period of 60 consecutive days; or any substantial part of the property of the Issuer or such Guarantor shall be sequestered or attached and shall not be returned to the possession of the Issuer or such Guarantor or released from such attachment whether by filing of a bond, or stay or otherwise within 60 consecutive days thereafter; (v) the Issuer or any Guarantor shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under any bankruptcy, insolvency or other similar applicable law or the Issuer or such Guarantor shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall be unable, or admit in writing its inability, to pay its debts generally as they become due, or corporate action shall be taken by the Issuer or such Guarantor in furtherance of any of the aforesaid actions; (vi) a Default by NNC, the Issuer or, during any period in which NNI is a Guarantor, NNI, under a single obligation in respect of Funded Debt that exceeds on its face $100,000,000 in principal amount which results in such Funded Debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such acceleration shall not be rescinded or annulled within 10 days after written notice (i) specifying such Default, and (ii) stating that such notice is a “Notice of Default” hereunder, shall have been given to such defaulting entity by Holders of at least 25% of the outstanding principal amount of the Notes; (vii) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Original Indenture) or any Guarantor denies or disaffirms its obligations under its Guarantee; (viii) a failure by the Issuer to make a Change of Control Offer; and (ix) one or more judgments in an aggregate amount in excess of $100,000,000 shall have been rendered against the Issuer, NNC or, during any period in which NNI is Guarantor, NNI, and such judgments remain undischarged, unpaid in accordance with its or their respective terms or unstayed for a period of 90 days after such judgment or judgments become final and non-appealable.
(b)	If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes (including any Additional Debt Securities) may declare the principal amount of, premium, if any, and any accrued and unpaid interest, including Additional Interest, if any, on all the Notes (including any Additional Debt Securities) to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors, and to the Trustee if given by the Holders, and upon any such declaration such principal amount, together with accrued interest thereon shall become immediately due and payable.
(c)	Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.
15.	Defeasance. The Issuer and/or the Guarantors may defease and be discharged from any and all obligations with respect to this Note or the Guarantees, as applicable, or be released from its obligations with respect to certain covenants applicable to this Note in accordance with the terms of the Indenture.

16.	No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Issuer, as such, shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

17.	Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

18.	Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law. This Note shall be governed by, and construed in accordance with, the law of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

21.	Submission to Jurisdiction; Waiver of Immunities. The Issuer and the Guarantors have agreed that any suit, action or proceeding against the Issuer or the Guarantors brought by any Holder or the Trustee arising out of or based upon the Indenture, the Notes or the Guarantees may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof. The Issuer and the Guarantors have irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection any of them may now or hereafter have to the laying of venue of any such proceeding, and any claim any of them may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Nortel Networks Limited, 195 The West Mall, Toronto, Ontario, Canada M9C 5K1, Attention: Corporate Secretary.

Assignment Form
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)
(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                              , as agent, to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on
the face of this Note)
Signature Guarantee:

Option of Holder to Elect Purchase upon a Change of Control
If you want to elect to have this Note purchased by the Issuer pursuant to Section 10 of the terms set forth on the reverse of this Note (the “Terms”), check the appropriate box below:
[   ] The undersigned Holder hereby elects to have the Issuer purchase its Note pursuant to Section 10 of the Terms.
If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 10 of the Terms, state the amount you elect to have purchased:
$
Date:

Your Signature:

(Sign exactly as your name appears on
the face of this Note)

Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY*
The following exchanges of a part of this Global Security for an interest in another Global Security or for a Certificated Security, or exchanges of a part of another Global Security or Certificated Security for an interest in this Global Security, have been made:

Principal Amount
	Amount of	Amount of	of this Global	Signature of
	decrease in	increase in	Security	authorized officer
	Principal Amount	Principal Amount	following such	of
	of this	of this	decrease	Trustee or
Date of Exchange	Global Security	Global Security	(or increase)	Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF REGULATION S/RULE 144 CERTIFICATE
(For transfers pursuant to Section 308(a) of the Original Indenture of Additional
2016 Fixed Rated Notes that are Restricted Debt Securities)
The Bank of New York,
as Trustee
101 Barclay St., 4 East
New York, New York 10286
Attention: Corporate Trust Administration

Re:	10.75% Senior Notes due 2016 of Nortel Networks Limited (the “Debt Securities”)
     Reference is made to the indenture dated as of July 5, 2006 (the “Original Indenture,” and, as supplemented by the First Supplemental Indenture dated as of July 5, 2006, the Second Supplemental Indenture dated as of May 1, 2007 and the Third Supplemental Indenture dated as of May 28, 2008, in each case, among NNL, NNC, NNI and the Trustee, the “Indenture”) among Nortel Networks Limited (together with any successors, “NNL” or the “Issuer”), Nortel Networks Corporation (together with any successors, “NNC”) and Nortel Networks Inc. (together with any successors, “NNI” and, together with NNC, the “Guarantors”), and The Bank of New York, as trustee (the “Trustee”). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Debt Securities, which are evidenced by the following certificate(s) (the “Specified Debt Securities”):

CUSIP No(s).

CERTIFICATE No(s).

     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Debt Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Debt Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Debt Securities are represented by a Global Security, they are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner. If the Specified Debt Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Debt Securities be transferred to a Person (the “Transferee”) who will take delivery in the form of a Regulation S Debt Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
     (a) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:
(i)	the Owner is not a distributor of the Debt Securities, an Affiliate of the Company or any Guarantor or any such distributor or a Person acting on behalf of any of the foregoing;

(ii)	the offer of the Specified Debt Securities was not made to a Person in the United States;

(iii)	either:
(1)	at the time the buy order was originated, the Transferee was outside the United States or the Owner and any Person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(2)	the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;
(iv)	no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

(v)	if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Debt Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(vi)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
     (b) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144, the transfer is occurring after a holding period of at least six months (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Debt Securities were last acquired from the Company or a Guarantor or from an Affiliate of the Company or a Guarantor, whichever is later, the Company or a Guarantor is, and has been for a period of at least 90 days immediately before such transfer, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all required reports thereunder in accordance with Rule 144(c)(1) and the Owner is not, and during the preceding three months, has not been, an Affiliate of the Company or Guarantor.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers of the Debt Securities.

Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT C
FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF INTERESTS IN
REGULATION S DEBT SECURITIES TO QIBS DURING RESTRICTED PERIOD
(For transfers pursuant to Section 308(f) of the Original Indenture, as supplemented by the Third Supplemental Indenture, of Additional 2016 Fixed Rated Notes that are Regulation S Debt Securities during the Restricted Period)
The Bank of New York,
as Trustee
101 Barclay St., 4 East
New York, New York 10286
Attention: Corporate Trust Administration

Re:	10.75% Senior Notes due 2016 of Nortel Networks Limited (the “Debt Securities”)
     Reference is made to the indenture dated as of July 5, 2006 (the “Original Indenture,” and, as supplemented by the First Supplemental Indenture dated as of July 5, 2006, the Second Supplemental Indenture dated as of May 1, 2007 and the Third Supplemental Indenture dated as of May 28, 2008, in each case, among NNL, NNC, NNI and the Trustee, the “Indenture”) among Nortel Networks Limited (together with any successors, “NNL” or the “Issuer”), Nortel Networks Corporation (together with any successors, “NNC”) and Nortel Networks Inc. (together with any successors, “NNI” and, together with NNC, the “Guarantors”), and The Bank of New York, as trustee (the “Trustee”). Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are used herein as so defined.
     This certificate relates to U.S. $                     principal amount of Debt Securities, which are evidenced by the following certificate(s) (the “Specified Debt Securities”):

CUSIP No(s).

CERTIFICATE No(s).

     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Debt Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Debt Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” The Specified Debt Securities are represented by a Global Security and are held through the Depositary or a Participant in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Debt Securities be transferred to a Person (the “Transferee”) who will take delivery in the form of a Rule 144A Global Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being

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effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies that at the time the buy order was originated:
(a)	the Transferee was purchasing the Debt Securities for its own account or the account of a QIB, in a transaction meeting the requirements of Rule 144A, and

(b)	the Owner and any Person acting on its behalf reasonably believed that, the Transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors and the Initial Purchasers of the Debt Securities.

Dated:

(Print the name of the Undersigned, as such term is defined in the third paragraph of this certificate.)

By:
Name:
Title:
(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT D-1
FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION BY EUROCLEAR
OR CLEARSTREAM LUXEMBOURG

[Date]
[Depositary of [Euroclear][Clearstream Luxembourg]]
The Bank of New York
101 Barclay Street, Floor 4 East
New York, New York 10286
Attention: Corporate Trust Administration]

Re:	10.750% Senior Notes due 2016 of Nortel Networks Limited (the “Debt Securities”)
     This is to certify with respect to $___[principal amount] of the Debt Securities that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of such [principal amount] (our “Member Organizations”) certifications with respect to such portion, substantially to the effect set forth in Exhibit D-2 to the Third Supplemental Indenture relating to the Debt Securities.
     We further certify:
(a)	that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Temporary Global Security excepted in such certifications; and

(b)	that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you, Nortel Networks Limited, Nortel Networks Corporation or Nortel Networks Inc. to produce this certification to any interested party in such proceedings.

D-I-1

Dated:

Yours faithfully,
[Euroclear][Clearstream Luxembourg]

By

D-I-2

EXHIBIT D-2
FORM OF NON-U.S. BENEFICIAL OWNERSHIP CERTIFICATION
BY MEMBER ORGANIZATION

[Date]
[Euroclear or Clearstream Luxembourg, as applicable]

Re:	10.750% Senior Notes due 2016 of Nortel Networks Limited (the “Debt Securities”)
     This is to certify that as of the date hereof, and except as set forth below, the Debt Securities held by you for our account are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Debt Securities in transactions which did not require registration under the Securities Act of 1933, as amended (the “Securities Act”). As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act.
     We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Debt Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
     This certification excepts and does not relate to $                     of such interest in the above Debt Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of a Regulation S Permanent Global Security (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.
     We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in which this certification is or would be relevant, we irrevocably authorize you, Nortel Networks Limited, Nortel Networks Corporation or Nortel Networks Inc. or the Trustee or Security Registrar for the Debt Securities to produce this certification to any interested party in such proceedings.
     Date:           . (Not earlier than 15 days prior to the end of the Restricted Period).

By:

[Agent Member]

As Beneficial Owner(s), or as agent for, the Beneficial Owner(s) of the Debt Securities to which this certificate relates.

D-2-1

EXHIBIT E
FORM OF OFFICERS’ CERTIFICATE
NORTEL NETWORKS LIMITED
OFFICERS’ CERTIFICATE
July 7, 2008
          Reference is made to (i) that certain indenture dated as of July 5, 2006 (the “Original Indenture” and, as supplemented by the First Supplemental Indenture dated as of July 5, 2006, the Second Supplemental Indenture dated May 1, 2007 and the Third Supplemental Indenture (as defined below), the “Indenture”), among Nortel Networks Limited (the “Corporation”), a Canadian corporation, Nortel Networks Corporation (“NNC”), a Canadian corporation, Nortel Networks Inc. (“NNI” and, together with NNC, the “Guarantors”), a Delaware corporation, and The Bank of New York, as Trustee and (ii) that certain third supplemental indenture dated as of May 28, 2008 (the “Third Supplemental Indenture”) among the Corporation, the Guarantors and The Bank of New York, as Trustee. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Indenture. The undersigned officers of the Corporation, to the best of their knowledge after reasonable investigation, hereby state on behalf of the Corporation, in accordance with Section 4(b) of the Third Supplemental Indenture, that:
          (i) in accordance with Rule 903(b)(3)(ii)(B) of Regulation S, the 40-day distribution compliance period for the Additional 2016 Fixed Rate Notes that are Regulation S Debt Securities issued under the Original Indenture and the Third Supplemental Indenture has terminated; and
          (ii) the Regulation S Temporary Global Security Legend described in Section 5(c) of the Third Supplemental Indenture and set forth on the Regulation S Temporary Global Security shall be deemed removed from such Regulation S Temporary Global Security, in accordance with the terms and conditions of such Regulation S Temporary Global Security and as provided in the Third Supplemental Indenture, without further action on the part of Holders other than as set forth in Section 4(b)(ii)(A) of the Third Supplemental Indenture, following which beneficial interests in the Regulation S Temporary Global Security shall automatically be deemed exchanged for beneficial interests in the Regulation S Permanent Global Security pursuant to the rules and procedures of the Depositary.
[Remainder of page intentionally left blank]

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          IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first above written.

NORTEL NETWORKS LIMITED
By:
	Name:	Michael W. McCorkle
	Title:	Treasurer

By:
	Name:	Gordon A. Davies
	Title:	Deputy General Counsel and Corporate Secretary

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EXHIBIT F
FORM OF FREE TRANSFERABILITY CERTIFICATE
Dear Sir/Madam:
     In accordance with Section 6 of the Third Supplemental Indenture dated as of May 28, 2008 (the “Third Supplemental Indenture”) to the indenture dated as of July 5, 2006 among Nortel Networks Limited (the “Company”), Nortel Networks Corporation (“NNC”) and Nortel Networks Inc. (“NNI”), and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of July 5, 2006 among the Company, NNC, NNI and the Trustee, the Second Supplemental Indenture dated as of May 1, 2007, among the Company, NNC, NNI and the Trustee, and the Third Supplemental Indenture, the “Indenture”), pursuant to which the additional 10.750% Senior Notes due 2016 (the “Additional Debt Securities”) were issued, we hereby instruct you that:
(1) the restrictive legends described in Section 5(b) of the Third Supplemental Indenture and set forth on the Additional Debt Securities that are Restricted Debt Securities shall be deemed removed from the Additional Debt Securities, in accordance with the terms and conditions of such Additional Debt Securities and as provided in the Third Supplemental Indenture, without further action on the part of Holders; and
(2) the restricted CUSIP number for the Additional Debt Securities shall be deemed removed from such Restricted Debt Securities and replaced with an unrestricted CUSIP number set forth therein, in accordance with the terms and conditions of the Additional Debt Securities and as provided in the Third Supplemental Indenture, without further action on the part of Holders.
     Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

Very truly yours, Nortel Networks Limited
By:
Name:
Title:

By:
Name:
Title:

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